A special meeting of shareholders was held on November 18, 2015. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.
	# of Votes	% of Votes
Elizabeth S. Acton
Affirmative	13,097,413,823.64	100.000
Withheld	0.00	0.000
TOTAL	13,097,413,823.64	100.000
John Engler
Affirmative	13,097,413,823.64	100.000
Withheld	0.00	0.000
TOTAL	13,097,413,823.64	100.000
Albert R. Gamper, Jr.
Affirmative	13,097,413,823.64	100.000
Withheld	0.00	0.000
TOTAL	13,097,413,823.64	100.000
Robert F. Gartland
Affirmative	13,097,413,823.64	100.000
Withheld	0.00	0.000
TOTAL	13,097,413,823.64	100.000
Abigail P. Johnson
Affirmative	13,097,413,823.64	100.000
Withheld	0.00	0.000
TOTAL	13,097,413,823.64	100.000
Arthur E. Johnson
Affirmative	13,097,413,823.64	100.000
Withheld	0.00	0.000
TOTAL	13,097,413,823.64	100.000
Michael E. Kenneally
Affirmative	13,097,413,823.64	100.000
Withheld	0.00	0.000
TOTAL	13,097,413,823.64	100.000
James H. Keyes
Affirmative	13,097,413,823.64	100.000
Withheld	0.00	0.000
TOTAL	13,097,413,823.64	100.000
Marie L. Knowles
Affirmative	13,097,413,823.64	100.000
Withheld	0.00	0.000
TOTAL	13,097,413,823.64	100.000
Geoffrey A. von Kuhn
Affirmative	13,097,413,823.64	100.000
Withheld	0.00	0.000
TOTAL	13,097,413,823.64	100.000
Proposal 1 reflects trust wide proposal and voting results.